EXHIBIT 99.1

Alta Mesa Resources Announces Year-End 2017 Proved Reserves and Upstream Operational Update

HOUSTON, Feb. 27, 2018 (GLOBE NEWSWIRE) -- Alta Mesa Resources, Inc. (NASDAQ:AMR) (NASDAQ:AMRWW) (“Alta Mesa” or the “Company”) today announced a summary of year-end 2017 proved reserves and provided an upstream operational update, including associated production and drilling activity.

Year-End 2017 Reserves
Alta Mesa’s oil, natural gas and natural gas liquids reserves as of December 31, 2017, were 176.2 million barrels of oil equivalent (“MMBOE”) net to the Company, an increase of 46.6 MMBOE compared to 129.6 MMBOE at year-end 2016.  Ryder Scott Company, LP, an independent reserve engineering firm, audited Alta Mesa’s year-end proved reserves estimates as of December 31, 2017.  Proved reserves consisted of 71.9 million barrels of oil, 36.1 million barrels of natural gas liquids, and 409 billion cubic feet of natural gas. Approximately 52 MMBOE of proved reserves at year-end 2017 were classified as proved developed producing (PDP) reserves, and approximately 124 MMBOE were classified as proved undeveloped (PUD) reserves.  Through year-end 2017, the Company’s reserves have grown in volume at a five-year compound annual growth rate of over 80%.

Operational Update
Full-year 2017 production net to the Company was approximately 21,000 BOE per day, a greater than 50% increase over 2016 net production of approximately 13,000 BOE per day. Total production mix for full-year 2017 was 52% oil, 17% natural gas liquids and 31% natural gas. Fourth quarter 2017 production was approximately 22,000 BOE per day, a greater than 45% increase over approximately 15,000 BOE per day in the fourth quarter 2016. Total production mix for the fourth quarter 2017 was 55% oil, 18% natural gas liquids and 27% natural gas. Through year-end 2017, the Company’s net production has grown at a five-year compound annual growth rate of over 80%.

Alta Mesa deployed from four to six drilling rigs during 2017, drilled 108 gross wells (approximately 60 net wells), and completed 101 gross wells (approximately 56 net).  The Company has had six drilling rigs and four fracture stimulation crews operating in early 2018, and has contracted for two additional drilling rigs to begin operating in March and April of 2018.

"The drilling and completion activity Alta Mesa has executed in the oil window of the STACK during 2017, coupled with leasehold acquisitions, has set the stage for a deliberate program of multi-well pattern development," stated Alta Mesa’s Chief Executive Officer, Hal Chappelle. "Our capital and operating cost structure and production mix have continued to foster economic returns on capital for our investors.  With the planned increased level of activity in our 2018 program, we expect to capitalize upon the efficiency gains and execution success we had last year, resulting in what we believe will be continued long-term corporate-level returns and value creation."

Fourth Quarter and Full Year 2017 Earnings Conference Call
Alta Mesa will report fourth quarter and full year 2017 financial results, and provide an operational update and 2018 guidance on Thursday, March 29th, 2018. The Company invites you to listen to its conference call to discuss these results on that date at 11:00 a.m. Eastern Time. If you wish to participate in this conference call, dial 888-347-8149 (toll free in US/Canada) or 412-902-4228. A webcast of the call and any related materials will be available on the Company’s website at www.altamesa.net. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 844-512-2921 (toll free in US/Canada) or 412-317-6671 (International calls), and referencing Conference ID # 10117607.

About Alta Mesa Resources, Inc.
Alta Mesa Resources, Inc. is an independent energy company focused on the development and acquisition of unconventional oil and natural gas reserves in the Anadarko Basin in Oklahoma and provides midstream energy services, including crude oil and gas gathering, processing and marketing to producers in the STACK play region through Kingfisher Midstream, LLC.

Safe Harbor Statement and Disclaimer

Alta Mesa has prepared the summary preliminary data in this release based on the most current information available to management.  Alta Mesa’s normal financial reporting processes with respect to the preliminary data herein have not been fully completed and, as a result, its actual results could be different from this summary preliminary information presented herein, and any such differences could be material. The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Alta Mesa’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “may”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project,” the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production, gathering and sale of oil, natural gas, and natural gas liquids. These risks include, but are not limited to: commodity price volatility, low prices for oil, natural gas and/or natural gas liquids, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment supplies, services and qualified personnel, processing volumes and pipeline throughput, uncertainties related to new technologies, geographical concentration of operations of our subsidiaries Alta Mesa Holdings, LP (“Alta Mesa Holdings”) and Kingfisher Midstream, LLC (“KFM”), environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, reductions in cash flow, lack of access to capital, Alta Mesa Holdings and KFM’s ability to satisfy future cash obligations, restrictions in existing or future debt agreements of Alta Mesa Holdings or KFM, the timing of development expenditures, managing Alta Mesa Holdings and KFM’s growth and integration of acquisitions, failure to realize expected value creation from property acquisitions, title defects and limited control over non-operated properties, the Company’s ability to complete an initial public offering of the KFM midstream business and the other risks described in the Company’s filings with the SEC. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. Specifically, future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates.  Sustained lower prices will cause the twelve-month weighted average price to decrease over time as the lower prices are reflected in the average price, which may result in the estimated quantities and present values of Alta Mesa’s reserves being reduced. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Alta Mesa may issue. Except as otherwise required by applicable law, Alta Mesa disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

FOR MORE INFORMATION CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net